Exhibit 3.34

AMENDED AND RESTATED BYLAWS

Of

PAETEC COMMUNICATIONS OF VIRGINIA, INC.

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meeting. The Annual Meeting of the Stockholders of the Corporation shall be held on such date and hour as may be fixed by the Board of Directors and named in the call, for the election of Directors and for the transaction of such business as may properly be brought before such meeting.

SECTION 2. Special Meetings. Special Meetings of the Stockholders of the Corporation may be held at any time in the interval between Annual Meetings. Special Meetings may be called by the Chief Executive Officer, or by request of a majority of the Board of Directors, or by the Secretary upon the written request of the holders of not less than 25 percent of the shares of stock outstanding entitled to vote, which written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat, and such holders of shares shall pay the reasonably estimated cost of preparing and mailing notices of such meeting. Nothing contained herein shall limit the right and power of Directors and Stockholders to require a Special Meeting for the election of Directors pursuant to the provisions of the Virginia General Corporation Law, as the same may from time to time be amended.

SECTION 3. Place of Meetings. Annual and Special Meetings of the Stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the Commonwealth of Virginia as the Board of Directors may from time to time determine.

SECTION 4. Notice of Meetings. Written or printed notice of the time and place and purpose or purposes of all meetings of the Stockholders shall be given personally, or by mail or facsimile transmission, not less than ten days nor more than 60 days before the day fixed for the meeting, to each Stockholder entitled to vote at said meeting, and such notice shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice shall also be given to any Stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and such notice shall specify the proposed action and state the fact that if the action is taken the dissenting Stockholder shall have appraisal rights. Such notice shall be given to each Stockholder by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. Notices of every Annual and Special Meeting shall state the place, day, hour and purpose or purposes of such meeting and, in case of any Special Meeting, no business shall be acted upon which has not been stated in the notice of the meeting. Notice of any meeting, as provided for by this Section, is not required to be given to any Stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting his lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of Stockholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5. Record Dates. For the purposes of determining the Stockholders entitled to notice of or to vote at a Stockholders’ meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than 60 days nor less than ten days before said meeting date. For the purpose of determining Stockholders entitled to express consent to or dissent from any proposal without a meeting, or for determining Stockholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than 60 days prior to such action.

SECTION 6. Quorum. At all meetings of Stockholders, except as otherwise provided by law, there shall be present in person or represented by proxy Stockholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, but not for a period of over 30 days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any Stockholder.

SECTION 7. Voting. At all meetings of the Stockholders, each Stockholder entitled to vote thereat may vote in person or by proxy, and shall have one vote for each share standing in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Shares standing in the name of another corporation of any type or kind may be voted by such officer(s), agent(s) or proxy as the by-laws of such other corporation may provide or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Upon demand of the Stockholders holding 10 percent in interest of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of the votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, the Certificate of Incorporation or the By-laws.

SECTION 8. Proxies. Every proxy shall be in writing, subscribed by the Stockholder or his duly authorized attorney and dated. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

SECTION 9. Conduct of Meetings. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his absence, by the President of the Corporation, or in the absence of both of them, by an Executive Vice President, if any, or in the absence of all such Officers, by a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

SECTION 10. Action Without a Meeting. Whenever Stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Stockholders entitled to vote on the corporate action.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Election and Powers. Except as may otherwise be provided by the Certificate of Incorporation, the Board of Directors shall have the management and control of the affairs and business of the Corporation. The Directors shall be elected by the Stockholders at each annual meeting of Stockholders and each Director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

SECTION 2. Number. The number of directors which shall constitute the entire Board of Directors shall be at least one and not more than five. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or of the Stockholders.

SECTION 3. Vacancies. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason except the removal of a Director or Directors by the Stockholders, may be filled by vote of the Board of Directors. If, however, the number of Directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the Directors then in office. Successor Directors elected under this Section shall hold office for the unexpired portion of the term of the Director whose place is vacant. In the event of an increase in the number of Directors, additional directors elected under this Section shall hold office until their successors have been duly elected or appointed and qualified.

SECTION 4. Removal. At any meeting of the Stockholders duly called, any Director may, by vote of the holders of a majority of the shares entitled to vote in the election of Directors, be removed from office, with or without cause, and another may be elected by such Stockholders in the place of the person so removed, to serve for the remainder of the term.

SECTION 5. Meetings. Regular meetings of the Board of Directors shall be held at such times as the Directors may from time to time determine. Special meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President, or at least one-third of the Directors.

SECTION 6. Place of Meetings. Regular and special meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may from time to time determine.

SECTION 7. Notice of Meeting. Notice of the place, day and hour of every regular and special meeting shall be given to each Director at least one day before the meeting by delivering the same to him personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the Director), or other electronic transmission, or shall be mailed to each Director, postage prepaid and addressed to him at the last known post office address according to the records of the Corporation at least three days before the meeting. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of Section 9 of this Article.

SECTION 8. Waiver of Notice. Notice of a meeting need not be given to any Director who submits a written waiver thereof whether before, during or after the meeting nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 10. Personal Attendance by Conference Communication Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 11. Compensation. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each special or regular meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. Executive Committee and Other Committees. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of such number of Directors (subject to the restrictions contained in Section 2 of this Article) as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise between meetings of the Board of Directors all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power in reference to: (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the By-laws of the Corporation; and (f) unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or to dissolve it The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.

ARTICLE III

OFFICERS

SECTION 1. Corporate Officers; Election. The corporate Officers of the Corporation shall be as follows:

Chairman of the Board

President

one or more Vice Presidents

Secretary

Treasurer.

The Board of Directors (or the Executive committee) shall elect a President and a Secretary of the Corporation, and may elect a Chairman of the Board and such other officers as it may from time to time determine. The Chairman of the Board or (if there be no Chairman of the Board) the President shall be the Chief Executive Officer of the Corporation. Each officer shall have such authority to act on behalf of the Corporation as is provided by these By-laws or by the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until his earlier death, resignation or removal in the manner provided Section 3 of this Article. Any two offices may be held by the same person. When all of the stock of the Corporation is owned by one natural person, such person may hold all or any combination of offices. Any vacancies in such offices shall be filled in the same manner.

SECTION 2. Assistant and Subordinate Officers. The Board of Directors (or the Executive committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). Each such subordinate officer shall have such authority to act on behalf of the Corporation as is provided by the Board of Directors.

SECTION 3. Removal of Corporate Officers. Any officer may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose (or except in the case of an officer elected by the Board of Directors, by the Executive Committee), whenever in its judgment the best interests of the Corporation may be served thereby.

SECTION 4. Compensation. Unless otherwise determined by the Board of Directors, the compensation of all officers shall be fixed in accordance with the compensation policies of the Corporation in effect from time to time.

SECTION 5. Chairman of the Board. The Chairman of the Board, if there be one, shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors (or the Executive Committee), have the general management of the affairs of the Corporation. The Chairman of the Board shall also preside at all meetings of the Stockholders and of the Board of Directors.

SECTION 6. President. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the direction of the Chairman of the Board and the Board of Directors (or the Executive Committee), have the general management of the business operations of the Corporation. If there be no Chairman of the Board, or in his absence or inability to act, the President shall be the Chief Executive Officer of the Corporation and shall perform all the duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee).

SECTION 7. Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the Chairman of the Board or the President, or in the President’s absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one, the Board of Directors (or the Executive committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the Chief Executive Officer may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

SECTION 8. Secretary. The Secretary shall keep full minutes of all meetings of the Stockholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of the By-laws or as required by law. He shall be the custodian of the records and of the seal of the Corporation. He shall affix the corporate seal to all documents the execution of which on behalf of the Corporation, under the seal, is duly authorized by the Board of Directors (or the Executive Committee), and when so affixed may attest the same. The Secretary shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

SECTION 9. Treasurer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the Chief Executive Officer, or such other corporate Officer as the Chief Executive Officer may designate, he shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation’s current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation’s moneys and securities. He shall invest the Corporation’s funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payments and leasing plans. The Treasurer shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

ARTICLE IV

SHARE CERTIFICATES

SECTION 1. Form and Signature. The interest of each Stockholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the Board of Directors may by resolutions prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and such corporate seal, may be facsimiles engraved or printed. In case any Officer who has signed or whose facsimile has not been placed upon such certificate shall have ceased to be such Officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such Officer.

SECTION 2. Transfer of Shares. The shares of the Corporation shall be transferred on the books of the Corporation by the registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

SECTION 4. Stock Ledgers. The stock ledgers of the Corporation containing the names and addresses of the Stockholders and the number of shares respectively held by them shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.

ARTICLE V

INDEMNIFICATION

SECTION 1. Mandatory Indemnification. The Corporation shall indemnify any officer or Director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, Criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his or her conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

SECTION 2. Court-Approved Indemnification. Anything contained in these Bylaws or elsewhere to the contrary notwithstanding:

(a) The Corporation shall not indemnify any officer or Director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another Corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or intentional misconduct in the performance of is or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he or she is fairly and reasonably entitled to such indemnity as such court shall deem proper; and

(b) The Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

SECTION 3. Indemnification for Expenses. Anything contained in these Bylaws or elsewhere to the contrary notwithstanding, to the extent that an officer or Director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

SECTION 4. Determination Required. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the Corporation only upon a determination that such indemnification of the officer or Director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (a) by a majority vote or a quorum consisting of Directors of the Corporation who were not and are not parties to any such action, suit or proceedings, or (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, or (d) by the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (d) of this Section 4 at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested Directors under division (a) or by independent legal counsel under division (b) or by the stockholders under division (c) of this Section 4); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested Directors under division (a) or by independent legal counsel under division (b) or by stockholders under division (c) of this Section 4 shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested Directors under division (a) or by independent legal counsel under division (b) of this Section 4 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within twenty days after receipt of such notification such person shall have the right to petition the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

SECTION 5. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or Director promptly as such expenses are incurred by him or her, but only if such officer or Director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise:

(a) If it shall ultimately be determined as provided in Section 4 that he or she is not entitled to be indemnified by the Corporation as provided under Section 1; or

(b) If, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he or she shall have been adjudged to be liable for gross negligence or intentional misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification.

SECTION 6. Article V Not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or Director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a Directors, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the obligation or the power to indemnify him or her against such liability under the provisions of this Article V.

SECTION 8. Certain Definitions. For purposes of this Article V, and as examples and not by way of limitation:

(a) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or the matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him or her, without a conviction of him, without the imposition of a fine upon him or her and without is or her payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in his or her vindication); and

(b) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” within the meaning of that term as used in this Article V.

SECTION 9. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the Corporation, in any court of appropriate jurisdiction in the Commonwealth of Virginia. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his or her person by the courts of the Commonwealth of Virginia in any such action, suit or proceeding.

SECTION 10. Contractual Nature. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Section 10 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

ARTICLE VI

FINANCES

SECTION 1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Bills, Notes, Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII

AMENDMENTS

SECTION 1. Power to Amend. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation by a majority vote of the entire Board of Directors at any meeting. However, any Bylaws adopted by the Board of Directors may be amended or repealed at any meeting of Stockholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon.

ARTICLE VIII

IN GENERAL

SECTION 1. Gender. Wherever used in these Bylaws, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context.

SECTION 2. Headings. The Article and Section headings of these Bylaws are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention expressed hereby.